UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2023

Smith & Wesson Brands, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-31552	87-0543688
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Roosevelt Avenue

Springfield, Massachusetts 01104

(Address of principal executive offices) (Zip Code)

(800) 331-0852

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 per Share	SWBI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 §CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

First Amendment to Amended and Restated Credit Agreement.

On April 28, 2023, Smith & Wesson Brands, Inc. (the “Company”) entered into an amendment (the “Amendment”) among the Company, certain of the Company’s subsidiaries, certain Guarantors party thereto, certain lenders party thereto, and TD Bank, N.A., as administrative agent and Swingline Lender, to that certain Amended and Restated Credit Agreement, dated August 24, 2020, among the Company, certain of its direct and indirect Domestic Subsidiaries, certain lenders, TD Bank, N.A., as administrative agent, TD Securities (USA) LLC and Regions Bank, as joint lead arrangers and joint bookrunners, and Regions Bank, as syndication agent (the “Credit Agreement” and, as the Credit Agreement is amended by the Amendment, the “Amended Credit Agreement”). Capitalized terms used in this Item 1.01 but not otherwise defined in this Item 1.01 have the meanings set forth in the Amended Credit Agreement.

The Amended Credit Agreement (i) replaces LIBOR with SOFR as the interest rate benchmark, (ii) amends the definition of “Consolidated Fixed Charge Coverage Ratio” to provide that unfinanced Capital Expenditures made by the Loan Parties in connection with the relocation of the Company’s headquarters and significant elements of its operations to Maryville, Tennessee will be excluded for purposes of calculating certain unfinanced Capital Expenditures during the five consecutive fiscal quarter testing period commencing with the fiscal quarter ended April 30, 2023 and ending on the fiscal quarter ended April 30, 2024 and (iii) includes other updates, including technical, ministerial and conforming changes.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained in the Amended Credit Agreement, and is subject to and qualified in its entirety by reference to the full text of the Amended Credit Agreement, which is attached hereto as Exhibit 10.128(a) and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 with respect to the Amended Credit Agreement is hereby incorporated by reference into this Item 2.03 insofar as it relates to the creation of a direct financial obligation.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.

10.128(a)	First Amendment to Amended and Restated Credit Agreement and Exhibit A and Exhibit B thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH & WESSON BRANDS, INC.

Date: May 2, 2023	By:	/s/ Deana L. McPherson
Deana L. McPherson
Executive Vice President, Chief Financial Officer, Treasurer, and Assistant Secretary